                                                                   EXHIBIT 10.32










                            ASSET PURCHASE AGREEMENT




                          Dated as of December 27, 2004

                                      Among




                                 iPAYMENT, INC.,




                          iPAYMENT ACQUISITION SUB LLC,




                    FIRST DATA MERCHANT SERVICES CORPORATION




                                       and




                            UNIFIED MERCHANT SERVICES

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.........................................................1

         1.1.     Definitions..................................................1

ARTICLE II  PURCHASE AND SALE..................................................6

         2.1.     Purchased Assets.............................................6
         2.2.     Excluded Assets..............................................7
         2.3.     Assumed Liabilities..........................................8
         2.4.     Excluded Liabilities.........................................8

ARTICLE III  PURCHASE PRICE....................................................9

         3.1.     Purchase Price...............................................9
         3.2.     Allocation of Purchase Price.................................9

ARTICLE IV  CLOSING............................................................9

         4.1.     Closing Date.................................................9
         4.2.     Payment at Closing...........................................9
         4.3.     Buyer and Parent's Additional Deliveries.....................9
         4.4.     Sellers' Closing Date Deliveries............................10

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLERS..........................10

         5.1.     Organization of Sellers.....................................10
         5.2.     Authority of Sellers........................................11
         5.3.     Absence of Encumbrances.....................................12
         5.4.     Status of Seller Contracts..................................12
         5.5.     No Violation, Litigation or Regulatory Action...............12
         5.6.     Net Revenues................................................12
         5.7.     Operations Since October 31, 2004...........................12
         5.8.     Customers...................................................13
         5.9.     Compliance with Laws........................................13
         5.10.    Chargeback..................................................13
         5.11.    Merchant Reserve Accounts...................................13
         5.12.    Taxes.......................................................13
         5.13.    No Finder...................................................13
         5.14.    No Untrue Statements........................................14

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER...........................14

         6.1.     Organization................................................14
         6.2.     Authority...................................................14

         6.3.     Buyer Determination.........................................15
         6.4.     No Violation, Litigation or Regulatory Action...............15
         6.5.     No Finder...................................................15
         6.6.     Financial Ability...........................................15

ARTICLE VII  ADDITIONAL AGREEMENTS............................................15

         7.1.     Use of Names................................................15
         7.2.     Tax Matters.................................................16
         7.3.     Non-Solicitation and Related Obligations....................17
         7.4.     Merchant Reserve Accounts; Guarantees.......................17
         7.5.     [Intentionally Omitted].....................................18
         7.6.     Performance by Buyer........................................18
         7.7.     Post-Closing Merchant Contracts.............................18
         7.8.     Operation of the Purchased Assets...........................18

ARTICLE VIII  [Intentionally Omitted.]........................................18


ARTICLE IX  INDEMNIFICATION...................................................18

         9.1.     Indemnification by Sellers..................................19
         9.2.     Indemnification by Buyer and Parent.........................20
         9.3.     Notice of Claims............................................20
         9.4.     Third Person Claims.........................................21
         9.5.     Limitations.................................................23

ARTICLE X  GENERAL PROVISIONS.................................................23

         10.1.    Survival of Obligations.....................................23
         10.2.    Confidential Nature of Information..........................23
         10.3.    No Public Announcement......................................23
         10.4.    Notices.....................................................24
         10.5.    Successors and Assigns......................................25
         10.6.    Access to Records after Effective Time......................25
         10.7.    Entire Agreement; Amendments................................26
         10.8.    Interpretation..............................................26
         10.9.    Waivers.....................................................26
         10.10.   Expenses....................................................26
         10.11.   Partial Invalidity..........................................26
         10.12.   Execution in Counterparts...................................26
         10.13.   Further Assurances..........................................27
         10.14.   Cooperation.................................................27
         10.15.   Governing Law...............................................27
         10.16.   Disclaimer of Warranties....................................27

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT dated as of December 27, 2004 among iPayment, Inc., a Delaware corporation ("Parent"), iPayment Acquisition Sub LLC, a Delaware limited liability company ("Buyer"), First Data Merchant Services Corporation, a Florida corporation ("FDMS"), and Unified Merchant Services, a Georgia general partnership and a subsidiary of FDMS ("UMS" and, together with FDMS, "Sellers").

                                    RECITALS

                  WHEREAS, Sellers are, among other things, engaged in Merchant acquiring activities and in the provision of Merchant Processing Services; and

                  WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, a specific portfolio of Agent Bank and Merchant contracts and related assets, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Sellers and Buyer as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                  "ACQUIRER'S PROCESSING DATE" has the meaning specified in
Section 2.1(a)(i).

                  "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided, that in no event shall any Alliance be deemed to be an Affiliate of Sellers. As used herein, "control" means the power to direct the management or affairs of a Person and "ownership" means the beneficial ownership of more than 50% of the equity securities of the Person.

                  "AGENT BANK" means a financial institution (as such term is defined in the Rules) sponsored by a Card Association member for which services related to Cards and payment system processing are provided by Sellers prior to the Effective Time.

                  "ALLIANCE" means any venture (in any form, including in corporate, partnership or limited liability company form) or contractual alliance now or hereafter entered into between Sellers or their Affiliates and one or more third parties for the provision of any Merchant Processing Services pursuant to an arrangement whereby Sellers or their Affiliates share the economic benefits of ownership of Merchant contracts through profit sharing, revenue sharing, a royalty interest or otherwise. Employees, agents and independent contractors of Sellers or their Affiliates, insofar as such persons act on behalf of any Alliance, shall not be deemed to be employees, agents or independent contractors of Sellers or their Affiliates for purposes of this Agreement.

                  "ALLOCATION SCHEDULE" has the meaning specified in Section
3.2.

                  "ASSUMED LIABILITIES" has the meaning specified in Section
2.3.

                  "ASSUMPTION AGREEMENT" means the Assumption Agreement in the form of Exhibit A.

                  "BANK CARD" means a credit or debit card issued by a licensee of Visa or MasterCard.

                  "BUYER" has the meaning specified in the first paragraph of this Agreement.

                  "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer or Parent under this Agreement or in connection herewith.

                  "BUYER GROUP MEMBER" means (i) Buyer and its Affiliates, (ii) directors, officers, employees, agents, attorneys and consultants of Buyer and its Affiliates and (iii) the successors and assigns of the foregoing.

                  "CARD" means any credit or debit card, including Visa, MasterCard, American Express, Discover, Maestro, Interlink, JCB and Diners Club (but excluding, for the avoidance of doubt, private label cards, "smart cards" and stored value cards).

                  "CARD ASSOCIATIONS" means Visa, MasterCard and any other association or card issuer having proprietary rights to, and clearing and oversight responsibilities with respect to, any credit or debit card used to effect Transactions and shall include any debit card network utilized to authorize and settle any debit card used to effect Transactions.

                  "CARD ASSOCIATION FINES" means all Card Association fines, penalties and fees related to or arising from Transactions.

                  "CARDHOLDER" means the Person in whose name a Card has been issued.

                  "CHARGEBACK" means a disputed charge by a Cardholder or rejected charge form or other evidence of a purchase by a Cardholder of goods and/or services from a Merchant by use of a Card that is returned unpaid by the issuing financial institution, in accordance with the Rules.

                  "CLAIM NOTICE" has the meaning specified in Section 9.3(a).

                  "CLOSING" means the closing of the transfer of the Closing Purchased Assets from Sellers to Buyer.

                  "CLOSING DATE" has the meaning specified in Section 4.1.

                  "CLOSING PURCHASED ASSETS" has the meaning specified in
Section 2.1(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIALITY AGREEMENT" means that certain Mutual Confidentiality Agreement dated November 24, 2004 between Parent and FDMS.

                  "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "EFFECTIVE TIME" means 11:59 p.m. Eastern Time on December 31, 2004.

                  "ENCUMBRANCE" means any lien, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other similar restrictions of any kind.

                  "EXCLUDED ASSETS" has the meaning specified in Section 2.2.

                  "EXCLUDED LIABILITIES" has the meaning specified in Section
2.4.

                  "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

                  "FDC" means First Data Corporation, a Delaware corporation.

                  "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

                  "INDEMNIFIED PARTY" has the meaning specified in Section
9.3(a).

                  "INDEMNITOR" has the meaning specified in Section 9.3(a).

                  "INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of Exhibit B.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE OF SELLERS" means the actual knowledge of Kathryn Andersen, Deanna Kosse and Anthony Lucatuorto.

                  "LOSSES" means any and all out-of-pocket losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  "MASTERCARD" means MasterCard International, Inc. and its successor and assigns.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the results of operations or financial condition of the Purchased Assets.

                  "MERCHANT" means any provider of goods and/or services that accepts Cards as a payment vehicle.

                  "MERCHANT PROCESSING SERVICES" means any of the following services offered to Merchants in respect of Cards: the authorization and capture of Transactions, the submission of such Transactions for interchange settlement, the clearing and settlement of such Transactions, the preparation of statements or reports based on such Transactions, processing Chargebacks and other exception items, the provision of customer service in respect of any of such Transactions or the rental of POS Hardware relating to any of the foregoing. "Merchant Processing Services" shall not include services relating to (i) any card issuing or related activities or services, (ii) private label cards, "smart cards" or stored value cards, (iii) check authorization and guarantee services or (iv) the leasing of POS Hardware.

                  "NET REVENUES" means an amount equal to the merchant discount generated by the Seller Contracts, less (i) interchange, (ii) assessments and
(iii) payments required by the Seller Contracts with Agent Banks, the Referral Agreements and agreements with Agent Banks sold to Buyer by FDMS pursuant to the Asset Purchase Agreement, dated as of December 19, 2003, plus other recurring revenues generated from Bank Card acquiring services generated by the Purchased Assets.

                  "PERMITTED ENCUMBRANCES" means (i) liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection and (ii) any payments required by the Seller Contracts with Agent Banks, the Referral Agreements and agreements with Agent Banks sold to Buyer by FDMS pursuant to the Asset Purchase Agreement, dated as of December 19, 2003.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "POS HARDWARE" means point of sale Transaction processing devices, including terminals, printers, pinpads and imprinter hardware.

                  "POST-CLOSING MERCHANT CONTRACTS" has the meaning specified in
Section 7.7.

                  "PRE-EFFECTIVE PERIOD" means any taxable year or period ending on or before the Effective Time, and with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Effective Time.

                  "PROCESSING AGREEMENT" means the Service Agreement in the form of Exhibit C.

                  "PURCHASE PRICE" has the meaning specified in Section 3.1.

                  "PURCHASED ASSETS" means the assets and properties being transferred from Sellers to Buyer pursuant to Section 2.1.

                  "REFERRAL AGREEMENTS" means the referral agreements identified in Schedule 1.1.

                  "REQUIREMENTS OF LAW" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

                  "RESERVE ACCOUNTS" has the meaning specified in Section 2.1(a)(ii).

                  "RULES" means the applicable bylaws, rules, regulations, documentation and manuals promulgated or adopted by MasterCard, Visa or other Card Associations, as such rules, manuals and other items may be amended or supplemented from time to time.

                  "SELLERS" has the meaning specified in the first paragraph of this Agreement.

                  "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Sellers under this Agreement or in connection herewith.

                  "SELLER CONTRACTS" has the meaning specified in Section 2.1(a)(i).

                  "SELLER GROUP MEMBER" means (i) Sellers and their Affiliates,
(ii) directors, officers, employees, agents, attorneys and consultants of Sellers and their Affiliates and (iii) the successors and assigns of the foregoing.

                  "SELLER MERCHANT" means a Merchant that is a party to a Seller Contract.

                  "SELLER'S GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes Sellers.

                  "SIGNIFICANT MERCHANTS" has the meaning specified in Section 5.8.

                  "SPONSORSHIP TRANSFER DATE" means any date on which Sellers cease to provide all or a portion of the services described in Section 2.1(c) of the Processing Agreement.

                  "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Effective Time.

                  "TAX" (and, with correlative meaning, "TAXES") means (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, estimated, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body and (ii) any liability for the payment of such amounts with respect to payments of a type described in clause (i) as a result of being a member of a consolidated, combined, unitary or affiliated group or as a result of a contractual obligation to indemnify any Person or other entity.

                  "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                  "TRANSACTION" means the purchase by a Cardholder of goods and/or services from a Merchant by use of a Card.

                  "2003 AGREEMENTS" has the meaning specified in Section 2.1(a)(i).

                  "2003 AMENDED AND RESTATED PROCESSING AGREEMENT" means the amended and restated Service Agreement originally dated December 19, 2003 between Parent and FDMS in the form of Exhibit D.

                  "2004 MERCHANT AGREEMENTS" has the meaning specified in
Section 2.1(a)(i).

                  "VISA" means, individually or collectively, as appropriate, VISA U.S.A., Inc. and/or VISA International, Inc. and either of their successors or assigns.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.1. Purchased Assets. (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), all right, title and interest of Sellers in, to and under the following assets and properties (subject to Section 2.2) (herein collectively called the "Closing Purchased Assets"):

                  (i) all right, title and interest of Sellers in, to and under
         (A) the agent bank agreements and merchant agreements identified in
         Schedule 2.1(a)(i)(A) hereto (the "2003 Agreements") and (B) the merchant agreements identified in Schedule 2.1(a)(i)(B) hereto (the "2004 Merchant Agreements" and, collectively with the 2003 Agreements, the "Seller Contracts"), in each case with respect to the period after the Effective Time, including all revenues attributable to Transactions having an acquirer's processing date as specified in the Visa rules, or a comparable date with respect to other Card Associations (each, an "Acquirer's Processing Date"), after the Effective Time;

                  (ii) subject to Section 7.4, all rights to the Seller Merchants' funds in reserve, escrow or similar accounts (collectively, the "Reserve Accounts") and all guarantees from other Persons to satisfy obligations of the Seller Merchants to Sellers arising in connection with Merchant Processing Services;

                  (iii) all POS Hardware which Sellers have furnished to Seller Merchants, including rented POS Hardware but excluding POS Hardware leased or sold to Seller Merchants;

                  (iv) all revenues relating to the period after the Effective Time generated by agreements or arrangements between Sellers and Seller Merchants pursuant to which Sellers rent POS Hardware;

                  (v) all right, title and interest of Sellers in, to and under the Referral Agreements; and

                  (vi) all books and records of Sellers to the extent relating exclusively to the Purchased Assets or as otherwise reasonably necessary for Buyer to be able to continue to operate the Purchased Assets.

              (b) On any Sponsorship Transfer Date and in accordance with the Processing Agreement, Buyer shall direct Sellers to transfer the sponsorship, clearing and settlement of the applicable Seller Contracts (and to take any required action incidental thereto) to Buyer (or the clearing bank designated by Buyer).

         2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

              (a) any portion of any agreement or arrangement described in
Section 2.1(a) pursuant to which a Seller Merchant obtains services performed by TeleCheck Services, Inc. or pursuant to which a Merchant leases POS Hardware from Sellers or their Affiliates or assignee of Sellers;

              (b) all rights of Sellers or their Affiliates as a lessor under all leases of POS Hardware to the Seller Merchants (including all agreements or arrangements relating thereto);

              (c) all rights of Sellers or their Affiliates to receive payments from third-party lessors with respect to leases of POS Hardware sold to Seller Merchants (including all agreements or arrangements relating thereto);

              (d) all revenues attributable to Transactions under the Seller Contracts having an Acquirer's Processing Date at or prior to the Effective Time;

              (e) all revenues relating to the period at or prior to the Effective Time generated by agreements or arrangements between Sellers and Seller Merchants pursuant to which Sellers rent POS Hardware;

              (f) Sellers' rights, claims or causes of action against third parties relating to the Purchased Assets at or prior to the Effective Time with respect to the period prior to the Effective Time;

              (g) the names "First Data Corporation," "FDC," "First Data Merchant Services Corporation," "FDMS," "Unified Merchant Services," "UMS," "Innovative Payment

Technologies" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "First Data Corporation," "FDC," "First Data Merchant Services Corporation," "FDMS," "Unified Merchant Services," "UMS," "Innovative Payment Technologies" or any variation thereof; and

              (h) all refunds (or credits) of any Tax for which Sellers are liable pursuant to Section 7.2.

         2.3. Assumed Liabilities. On the Closing Date, Buyer shall deliver to Sellers the Assumption Agreement, pursuant to which Buyer shall assume and be obligated to pay, perform or otherwise discharge, in accordance with their respective terms and subject to the respective conditions thereof, all of the following:

              (a) all liabilities and obligations of Sellers to be paid or performed after the Effective Time under the Seller Contracts, including liability for Chargebacks, Card Association Fines and other credit-related losses relating to Transactions having an Acquirer's Processing Date after the Effective Time, and any expenses relating to Transactions having an Acquirer's Processing Date after the Effective Time;

              (b) all liabilities and obligations to be paid or performed after the Effective Time under (i) the Referral Agreements and (ii) the other referral agreements identified in Schedule 2.3(b) to the extent such agreements contain ongoing residual payment obligations with respect to the 2004 Merchant Agreements;

              (c) all liabilities and obligations under the Post-Closing Merchant Contracts; and

              (d) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 7.2.

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

         2.4. Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and, notwithstanding anything to the contrary in Section 2.3, none of the following shall be "Assumed Liabilities" for purposes of this Agreement:

              (a) any liabilities or obligations with respect to Chargebacks, Card Association Fines and other credit-related losses for Transactions having an Acquirer's Processing Date at or prior to the Effective Time, and any expenses relating to Transactions having an Acquirer's Processing Date at or prior to the Effective Time;

              (b) any liabilities in respect of Taxes for which Sellers are liable pursuant to Section 7.2;

              (c) any liabilities or obligations in respect of any Excluded Assets; or

              (d) any liability to pay residuals due for Transactions having an Acquirer's Processing Date at or prior to the Effective Time.

                                  ARTICLE III

                                 PURCHASE PRICE

         3.1. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be equal to $130,000,000 in cash. Such amount shall be paid by Buyer pursuant to Section 4.2 hereof.

         3.2. Allocation of Purchase Price. Within 60 days following the Closing Date, Buyer and Sellers shall agree upon a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for the purpose of this Section 3.2, any other consideration paid to Sellers, including the Assumed Liabilities), between the Purchase Assets transferred by each Seller and, in the case of each Seller, among the Purchased Assets transferred by each Seller. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code, the regulations thereunder and the preceding sentence. Promptly after agreeing to the Allocation Schedule, Sellers shall sign the Allocation Schedule and return an executed copy thereof to Buyer. Buyer and Sellers each agrees to file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule, and neither Buyer nor Sellers shall take any other position inconsistent therewith. Buyer and Sellers each agrees to provide the other promptly with any other information required to complete IRS Form 8594.

                                   ARTICLE IV

                                     CLOSING

         4.1. Closing Date. The Closing is being held on the date hereof at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, Chicago, Illinois or at such other place as shall be agreed upon by Buyer and Sellers. The Closing shall be deemed to occur for all purposes hereunder at 10:00 a.m. Eastern Time on the date hereof. The time and date of the Closing is referred to herein as the "Closing Date."

         4.2. Payment at Closing. At Closing Parent shall cause Buyer to pay Sellers an amount equal to the Purchase Price by wire transfer of immediately available funds to the account specified in Schedule 4.2.

         4.3. Buyer and Parent's Additional Deliveries. On the Closing Date, Buyer or Parent, as applicable, will deliver to Sellers all the following:

              (a) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions and (ii) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement to which Buyer is a party;

              (b) Certificate of the secretary or an assistant secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to Sellers, as to (i) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the contemplated transactions and (ii) incumbency and signatures of the officers of Parent executing this Agreement and any Buyer Ancillary Agreement to which Parent is a party;

              (c) The Processing Agreement duly executed by Parent;

              (d) The 2003 Amended and Restated Processing Agreement duly executed by Parent; and

              (e) The Assumption Agreement duly executed by Buyer.

         4.4. Sellers' Closing Date Deliveries. On the Closing Date, Sellers will deliver to Buyer all the following:

              (a) Certificate of the secretary or an assistant secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to incumbency and signatures of the officers of each Seller executing this Agreement and any Seller Ancillary Agreement;

              (b) The Instrument of Assignment duly executed by Sellers;

              (c) The Processing Agreement duly executed by FDMS;

              (d) The 2003 Amended and Restated Processing Agreement duly executed by FDMS; and

              (e) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Closing Purchased Assets to Buyer.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

              As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof, Sellers represent and warrant to Buyer as follows:

         5.1. Organization of Sellers. FDMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. UMS is duly organized and validly existing under the laws of the State of Georgia. Each Seller is duly qualified to transact business as a foreign entity and is in good standing in each of the jurisdictions in which such Seller is required to be so licensed or qualified with respect to the operation of the Purchased Assets, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Each Seller has the corporate or other power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Merchant acquiring and processing business as now conducted.

         5.2. Authority of Sellers. (a) Sellers have the corporate power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Sellers have been duly authorized and approved and do not require any further authorization or consent of Sellers or their stockholders or partners. This Agreement has been duly authorized, executed and delivered by Sellers and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and Parent) is the legal, valid and binding obligation of Sellers enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by each Seller, as applicable, and (assuming the valid authorization, execution and delivery thereof by Buyer and Parent) upon execution and delivery by each Seller, as applicable, will be a legal, valid and binding obligation of such Seller enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

              (b) Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements by Sellers or the consummation of any of the transactions contemplated hereby or thereby by Sellers nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Sellers will:

                  (i) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the charter, by-laws or similar organizational documents of Sellers, (2) any Seller Contract, (3) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either Seller is a party or any of the Purchased Assets is subject or by which either Seller is bound, (4) any Court Order to which either Seller is a party or any of the Purchased Assets is subject or by which either Seller is bound or (5) any Requirements of Laws affecting Sellers or the Purchased Assets, other than, in the case of clauses (2) and (3), any such breaches, defaults, rights, loss of rights or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of the transactions contemplated hereby; or

                  (ii) require the approval, consent, authorization or act of, or the making by Sellers of any declaration, filing or registration with, any Governmental Body, except for such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of the transactions contemplated hereby.

         5.3. Absence of Encumbrances. Except as set forth in Schedule 5.3, each Seller's right, title and interest in the Purchased Assets (other than the POS Hardware) are free and clear of all Encumbrances, except for Permitted Encumbrances.

         5.4. Status of Seller Contracts. Except as set forth in Schedule 5.4 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Seller Contracts (i) constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (ii) may be assigned as contemplated by this Agreement and will continue in full force and effect thereafter, in each case without breaching any material term thereof or resulting in the forfeiture or impairment of any material right thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. Sellers have fulfilled and performed their obligations under each of the Seller Contracts except for any failures to perform which would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect and neither Seller is in, or alleged to be in, any breach or default under, nor is there or is there alleged to be any reasonable basis for termination for cause of, any of the Seller Contracts and no other party to any of the Seller Contracts has breached or defaulted thereunder which has remained uncured except for any breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.4, Sellers have complete and correct copies of substantially all of the Seller Contracts and has afforded Buyer, to the extent requested by Buyer, reasonable access to the agreements for Buyer to review and inspect.

         5.5. No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 5.5, there are no material claims, suits, proceedings or investigations pending or, to the knowledge of Sellers, threatened in respect of the Purchased Assets.

         5.6. Net Revenues. Schedule 5.6 contains information relating to the pro forma Net Revenues with respect to the Purchased Assets for the twelve months ended December 31, 2003 and the ten months ended October 31, 2004. Such information has been prepared in accordance with the assumptions stated therein and in a manner consistent with Sellers' past practice of determining Net Revenues associated with the Purchased Assets. Such information presents fairly (and has been prepared in good faith and on a reasonable basis with respect to) the Net Revenues associated with the Purchased Assets for the periods covered thereby. The Referral Agreements that have not been made available to Buyer and the other referral agreements identified in Schedule 2.3(b) do not contain any terms which would result in a material increase in the payment obligations to any party thereto from the historical payment obligations reflected in the calculation of Net Revenues as set forth in Schedule 5.6.

         5.7. Operations Since October 31, 2004.

                  (i) Since October 31, 2004, there has been no Material Adverse Effect and there has been no change in Sellers' operations of the Purchased Assets that would reasonably be expected to result in a Material Adverse Effect.

                  (ii) Since October 31, 2004, Sellers have conducted their affairs with respect to Agent Banks and Merchants which are parties to the Seller Contracts and the Referral Agreements only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since October 31, 2004, Sellers have not in respect of the Seller Contracts:

                       (A) materially delayed or accelerated payment of any account payable or other liability of any party under any of the Seller Contracts beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice; or

                       (B) created, modified or continued any arrangements with any Merchant (either directly or through its Affiliates or Agent Banks) pursuant to which selected Merchants received either subsidized fees or discount support (except for Merchants who received such subsidized fees or discount support that are listed in Schedule 5.7).

         5.8. Customers. Schedule 5.8 sets forth a complete and accurate list of the top 25 Merchants that are party to Seller Contracts based on net Bank Card sales volume for the ten months ended October 31, 2004 (the "Significant Merchants"). Except as set forth in Schedule 5.8, since November 1, 2004, to the knowledge of Sellers, Sellers have not lost or been notified in writing that they will lose any Significant Merchant or any referral relationship contemplated by the Referral Agreements.

         5.9. Compliance with Laws. Sellers are in compliance with all Requirements of Law and all Rules which, in each case, are applicable to the Purchased Assets, except for such instances of non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10. Chargeback. To the knowledge of Sellers, there are no factors (other than any factors which are generally known, or with respect to which information is generally available, in the Merchant Processing Services industry) relating to an increase in the Chargeback rates with respect to the Purchased Assets which, individually or in the aggregate, Sellers reasonably expect will cause a Material Adverse Effect.

         5.11. Merchant Reserve Accounts. Schedule 5.11 sets forth a complete listing of Reserve Accounts with respect to the Seller Merchants as of October 31, 2004.

         5.12. Taxes. Except as set forth on Schedule 5.12, Sellers have, in respect of the Purchased Assets, filed all material Tax Returns which are required to be filed and has paid all Taxes shown to be due on such Tax Returns; provided, however, that nothing in this Section 5.12 shall cause Sellers to be liable for any Taxes for which Sellers are not expressly liable pursuant to
Section 7.2 (relating to liability for Taxes).

         5.13. No Finder. Neither Sellers nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         5.14. No Untrue Statements. To the knowledge of Sellers, none of this Agreement, any Schedule to this Agreement or any Exhibit to this Agreement contains any untrue statement of a material fact.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

              As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof, Buyer and Parent hereby jointly and severally represent and warrant to Sellers as follows:

         6.1. Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

         6.2. Authority. (a) Each of Buyer and Parent has the corporate or other power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements to which it is party. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is party by Buyer have been duly authorized and approved by Buyer's board of directors and stockholders. The execution delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is party by Parent have been duly authorized and approved by Parent's board of directors and do not require any further authorization or consent of Parent or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and Parent and (assuming the valid authorization, execution and delivery of this Agreement by Sellers) is the legal, valid and binding agreement of each of Buyer and Parent enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer or Parent, as applicable, and (assuming the valid authorization, execution and delivery thereof by Sellers) upon execution and delivery by Buyer or Parent, as applicable, will be a legal, valid and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

              (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements to which it is a party by Buyer or Parent or the consummation of any of the transactions contemplated hereby or thereby by Buyer or Parent nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Buyer or Parent will:

                  (i) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or by-laws of Buyer or Parent, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer or Parent is a party or any of its properties is subject or by which Buyer or Parent is bound, (3) any Court Order to which Buyer or Parent is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer or Parent, other than, in the case of clause (2), any such breaches, defaults, rights or loss of rights that, individually or in the aggregate, would not materially impair the ability of Buyer or Parent to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby; or

                  (ii) require the approval, consent, authorization or act of, or the making by Buyer or Parent of any declaration, filing or registration with, any Governmental Body, except for such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not materially impair the ability of Buyer or Parent to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby.

         6.3. Buyer Determination. Buyer has independently determined that the consummation of the transactions set forth in this Agreement is not subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         6.4. No Violation, Litigation or Regulatory Action. As of the date hereof, there are no claims, suits, proceedings or investigations pending or, to the knowledge of Buyer or Parent, threatened against Buyer or Parent or and of their respective subsidiaries which are reasonably expected to materially impair the ability of Buyer or Parent to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby. As of the date hereof, there is no action, suit or proceeding pending or, to the knowledge of Buyer or Parent, threatened that questions the legality or propriety of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements.

         6.5. No Finder. Neither Buyer or Parent nor any Person acting on either such party's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         6.6. Financial Ability. Parent has the financial ability to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1. Use of Names.

              (a) Sellers are not conveying ownership rights or granting Buyer a license to use any of the tradenames or trademarks of FDC or any Affiliate of FDC and, after the Closing, Buyer shall not use in any manner the names or marks of FDC or any Affiliate of FDC or any word that is similar in sound or appearance to such names or marks.

              (b) If Buyer or any Affiliate of Buyer violates any of its obligations under this Section 7.1, Sellers and their Affiliates may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 7.1 would cause Sellers and their Affiliates irreparable harm that would not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this Section 7.1, Sellers and their Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any breaches or violations of this Section 7.1 and to enforce specifically the terms and provisions hereof, without the necessity of posting a bond.

         7.2. Tax Matters.

              7.2.1. Liability for Taxes. (a) Sellers shall be liable for and pay, and pursuant to Article IX (and subject to the limitations thereof), shall indemnify and hold harmless each Buyer Group Member against all Taxes (whether assessed or unassessed) applicable to the Purchased Assets or the Assumed Liabilities, in each case attributable to Pre-Effective Periods. Sellers shall be entitled to any refund of (or credit for) Taxes described in the preceding sentence allocable to any Pre-Effective Periods.

              Buyer shall be liable for and pay, and pursuant to Article IX
(and subject to the limitations thereof), shall indemnify and hold harmless each Seller Group Member against all Taxes (whether assessed or unassessed) applicable to the Purchased Assets or the Assumed Liabilities, in each case attributable to taxable years or periods beginning after the Effective Time and with respect to any Straddle Period, the portion of such Straddle Period beginning after the Effective Time.

              (b) Notwithstanding paragraphs (a) of this Section 7.2.1, any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Buyer.

              7.2.2. Assistance and Cooperation. After the Closing Date, each of Sellers and Buyer shall (and cause their respective Affiliates to):

                  (i) assist the other party in preparing any Tax Returns relating to the Purchased Assets for Pre-Effective Periods;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Purchased Assets for Pre-Effective Periods;

                  (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes for Pre-Effective Periods;

                  (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to the Business, Purchased Assets or Assumed

         Liabilities for taxable periods for which the other may have a liability under Section 7.2.1;

                  (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any Pre-Effective Period;

                  (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraph (b) of Section 7.2.1 (relating to sales, transfer and similar Taxes); and

                  (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this
         Section 7.2.

                  7.2.3. Non-Foreign Person Affidavit. Sellers shall furnish to Buyer on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

         7.3. Non-Solicitation and Related Obligations.

              (a) For a four (4)-year period after the Effective Time, Sellers shall refrain from, and shall use their reasonable best efforts so that their Affiliates shall not, directly or indirectly, target for solicitation for the purpose of providing Merchant Processing Services thereto in the United States, any Merchant which is a party to a 2004 Merchant Agreement or any party to a Referral Agreement as of the Effective Time, it being understood that the provision of services by Sellers or their Affiliates to Merchants who initiate contacts with Sellers or their Affiliates without being solicited by Sellers or their Affiliates shall not violate Sellers' obligations hereunder. Notwithstanding the foregoing, the provisions of this Section 7.3(a) are not intended and shall not be interpreted to create any remedy or breach as a result of incidental solicitations of customers in the ordinary course of FDMS' or its Affiliates' business, including any general advertisements not targeted at the customers included in the Purchased Assets.

              (b) For a three (3)-year period after the Effective Time, Sellers shall refrain from, and shall use their reasonable best efforts so that their Affiliates shall not, directly or indirectly, target for solicitation for the purpose of providing Merchant Processing Services thereto in the United States, any Agent Bank or Merchant which is a party to a 2003 Agreement as of the Effective Time, it being understood that the provision of services by Sellers or their Affiliates to Merchants who initiate contacts with Sellers or their Affiliates without being solicited by Sellers or their Affiliates shall not violate Sellers' obligations hereunder. Notwithstanding the foregoing, the provisions of this Section 7.3(b) are not intended and shall not be interpreted to create any remedy or breach as a result of incidental solicitations of customers in the ordinary course of FDMS' or its Affiliates' business, including any general advertisements not targeted at the customers included in the Purchased Assets.

         7.4. Merchant Reserve Accounts; Guarantees.

              (a) Merchant Reserve Accounts. Sellers shall continue to maintain and control any Reserve Accounts established to secure payment of amounts due to Sellers pursuant to Seller Contracts, and may continue to debit such accounts for amounts which Sellers are responsible for pursuant to Section 2.4(a). Within 180 days after the Effective Time, Sellers shall transfer any amounts remaining in each Reserve Account to Buyer, and Buyer shall credit a similar account established for the same Merchant by Buyer in an amount equal to the amount transferred by Sellers or return the balance to the applicable Merchant.

              (b) Guarantees. Upon Sellers no longer having any potential liability pursuant to Section 2.4(a) as a result of the expiration of all applicable Card Association periods, Sellers shall cease to have any right to have any guarantees provided by Merchants enforced on its behalf.

              (c) Collections. In addition to the foregoing, Sellers may collect amounts due to Sellers resulting from Transactions with an Acquirer's Processing Date prior to the Effective Time from Merchants through offsets against Merchant's settlement monies or through any other means. Buyer shall provide any reasonable assistance requested by Sellers in connection with Sellers' efforts to collect any amounts pursuant to the preceding sentence.

         7.5. [Intentionally Omitted]

         7.6. Performance by Buyer. Immediately after the Effective Time, Buyer shall have full responsibility for the proper performance of the Merchant Processing Services under each Seller Contract (other than the services which are subject to the terms contained in the Processing Agreement). Buyer shall also determine all pricing charged to Seller Merchants that are party to Seller Contracts for Merchant Processing Services after the Effective Time.

         7.7. Post-Closing Merchant Contracts. Subject to Buyer's compliance with Section 2.7 of the Processing Agreement, from the Effective Time until 180 days after the Effective Time, Buyer may request that Sellers enter into agreements, utilizing the form applications and agreement currently in use by Sellers with respect to the Purchased Assets, with new Merchants sourced through the Referral Agreements (each, a "Post-Closing Merchant Contract"). Upon execution thereof, Sellers shall provide Buyer with an assignment of the rights under such Post-Closing Merchant Contract consistent in form and scope with the assignments provided in this Agreement with respect to Seller Contracts with Merchants.

         7.8. Operation of the Purchased Assets. From the date hereof through the Effective Time, Sellers shall continue to conduct its affairs with respect to Agent Banks and Merchants which are parties to the Seller Contracts only in the ordinary course and in conformity with past practice.

                                  ARTICLE VIII

                            [INTENTIONALLY OMITTED.]

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1. Indemnification by Sellers. (a) Sellers agree to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expense incurred by such Buyer Group Member in connection with or arising from:

                  (i) any breach by Sellers of any of their covenants in this Agreement;

                  (ii) any breach of any warranty or the inaccuracy of any representation of Sellers contained or referred to in this Agreement or any certificate delivered by or on behalf of Sellers pursuant hereto; or

                  (iii) any Excluded Liability.

                  (b) Notwithstanding anything contained in Section 9.1(a) to the contrary, Sellers shall be required to indemnify and hold harmless under clauses (i) and (ii) of Section 9.1(a) with respect to Loss and Expense incurred by Buyer Group Members only to the extent that the aggregate amount of such Loss and Expense exceeds $950,000 (it being intended that such amount shall constitute a "deductible" for which Sellers bears no indemnification responsibility); provided, however, that the limitation on indemnification contained in this Section 9.1(a) shall not apply to Losses or Expenses which arise from a breach of representations and warranties contained in Sections 5.1, 5.2(a) and 5.13. In addition, in no event shall the aggregate amount required to be paid by Sellers pursuant to Section 9.1(a) (other than with respect to clause
(iii) thereof) exceed 25% of the Purchase Price.

                  (c) The indemnification provided for in this Section 9.1 shall terminate 18 months after the Effective Time (and no claims shall be made by any Buyer Group Member under this Section 9.1 thereafter), except that the indemnification by Sellers shall continue as to:

                  (i) the obligations and representations of Sellers under the Instrument of Assignment, as to which no time limitation shall apply;

                  (ii) the covenants of Sellers set forth in Section 7.2, which shall survive for the applicable statute of limitations;

                  (iii) the representations and warranties of Sellers set forth in Section 5.12, which shall survive for a period of sixty (60) days following the expiration of the applicable statute of limitations;

                  (iv) the covenants of Sellers set forth in Sections 7.1 and 7.3, which shall survive for a period of six (6) months following the expiration of the time periods set forth in such covenants;

                  (v) the representations and warranties of Sellers set forth in Sections 5.1, 5.2(a) and 5.13, the covenants of Sellers set forth in Sections 7.7, 10.2, 10.6 and 10.13 and the matter set forth in Section 9.1(a)(iii), as to all of which no time limitation shall apply; and

                  (vi) any Loss or Expense of which any Buyer Group Member has notified Sellers in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this
         Section 9.1, as to which the obligation of Sellers shall continue until the liability of Sellers shall have been determined pursuant to this
         Article IX, and Sellers shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this
         Article IX.

         9.2. Indemnification by Buyer and Parent. (a) Buyer and Parent jointly and severally agree to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

                  (i) any breach by Buyer or Parent of any of its respective covenants in this Agreement;

                  (ii) any breach of any warranty or the inaccuracy of any representation of Buyer or Parent contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer or Parent pursuant hereto; or

                  (iii) (A) any Assumed Liability, (B) any other liability or obligation relating to the operation of the Purchased Assets by Buyer after the Effective Time, or (C) any act or omission by Buyer with respect to the Post-Closing Merchant Contracts.

                  (b) The indemnification provided for in this Section 9.2 shall terminate 18 months after the Effective Time (and no claims shall be made by any Seller Group Member under this Section 9.2 thereafter), except that the indemnification by Buyer and Parent shall continue as to:

                  (i) the obligations and representations of Buyer under the Assumption Agreement, as to which no time limitation shall apply;

                  (ii) the covenants of Buyer set forth in Section 7.2, which shall survive for the applicable statute of limitations;

                  (iii) the representations and warranties of Buyer set forth in Sections 6.1, 6.2(a), 6.3 and 6.5, the covenants of Buyer set forth in Sections 7.1, 7.9, 10.2, 10.6 and 10.13 and the matters set forth in
         Section 9.2(a)(iii), as to all of which no time limitation shall apply; and

                  (iv) any Loss or Expense of which any Seller Group Member has notified Buyer in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 9.2, as to which the obligation of Buyer and Parent shall continue until the liability of Buyer and Parent shall have been determined pursuant to this Article IX, and Buyer and Parent shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this Article IX.

         9.3. Notice of Claims. (a) Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim

Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced.

              (b) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

              (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article IX shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

              (d) If Sellers are required to indemnify Buyer pursuant to the provisions of Article IX, and the Loss or Expense for which the indemnification is sought under Article IX has provided, or will provide, any Buyer Group Member with a Tax refund or credit, Buyer shall use its reasonable efforts to obtain (or cause such Buyer Group Member to obtain) such Tax refund or credit (including, if necessary, the filing of amended Tax Returns) and the amount of such Tax refund or credit actually received by Buyer shall reduce Sellers' liability to indemnify Buyer under Article IX.

              (e) Buyer and Sellers agree that, for purposes of computing the amount of any indemnification payment under this Section 9.3, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

         9.4. Third Person Claims. (a) In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within 15 days after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within 10 business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within ten business days after receipt thereof and shall deliver to the Indemnitor within 10 business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. Notwithstanding anything contained herein to the contrary, the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

              (b) Any notice given pursuant to Section 9.4(a) of a claim based upon or relating to any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based, the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim. In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right, within 45 days after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitor shall not be entitled to assume control of such defense (but shall be entitled to participate therein with counsel of its choice) if (i) Indemnitor and Indemnified Party agree, reasonably and in good faith, that such third party claim would give rise to Losses which are more than twice the amount indemnifiable by such Indemnitor pursuant to this Article IX or (ii) the claim seeks only an injunction or equitable relief against the Indemnified Party and provided, further that Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. In the event the Indemnified Party shall refuse to consent to the settlement of any legal proceeding, claim or demand, the Indemnified Party may elect to take over the defense of such legal proceeding, claim or demand, and in any such case the liability of the Indemnitor for indemnification in respect of such legal proceeding, claim or demand shall not exceed the amount for which the legal proceeding, claim or demand could have been settled plus the amount of Expense incurred by the Indemnified Party prior to the time of the proposed settlement to which it is entitled to indemnification. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owning to the Indemnified Party by wire transfer, certified or bank cashier's check within 30 days after the date of such notice.

              (c) If there shall be any conflict between the provisions of this
Section 9.4 relating to contests of third-party claims, and Section 7.2.2 relating to Tax contests, the provisions of Section 7.2.2 shall control with respect to Tax contests.

         9.5. Limitations. (a) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

              (b) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUES OR PROFITS), EXEMPLARY OR PUNITIVE DAMAGES, ARISING UNDER ANY LEGAL OR EQUITABLE THEORY, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

              (c) Each of the parties agrees to take all reasonable steps to mitigate their respective Losses and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder.

              (d) Except for fraud, for remedies that cannot be waived as a matter of law and for injunctive and provisional relief, this Article IX shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Purchased Assets contemplated hereby.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. Survival of Obligations. Each representation and warranty contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made pursuant to Article IX (at which time such representation and warranty shall terminate).

         10.2. Confidential Nature of Information. Each party hereto agrees that all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents shall be held in confidence pursuant to the Confidentiality Agreement. The obligations of the parties set forth in the Confidentiality Agreement shall survive the termination of this Agreement.

         10.3. No Public Announcement. Neither Buyer or Parent, on the one hand, nor Sellers on the other hand shall, without the prior approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

         10.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:


               If to Buyer or Parent, to:

                        iPayment, Inc.
                        40 Burton Hills
                        Suite 415
                        Nashville, TN  37215
                        Attention: Chief Executive Officer
                        Facsimile: (615) 665-8434

               with a copy to:

                        iPayment, Inc.
                        40 Burton Hills
                        Suite 415
                        Nashville, TN  37215
                        Attention: General Counsel
                        Facsimile: (615) 665-8434

                        and:

                        White & Case LLP
                        1155 Avenue of the Americas
                        New York, NY  10036
                        Attention: Mark L. Mandel
                        Facsimile: (212) 354-8113

               If to Sellers, to:

                        First Data Merchant Services Corporation and Unified
                          Merchant Services
                        1307 Walt Whitman Road, P.O. Box 9075
                        Melville, New York 11747
                        Attention: General Manager
                        Facsimile: (631) 683-7015
               with a copy to:

                        First Data Merchant Services Corporation
                        12500 E. Mt. Belford Avenue, Suite M1-2-A
                        Englewood, Colorado 80112
                        Attention: General Counsel
                        Facsimile: (720) 332-0051

or to such other address as such party may indicate by a notice delivered to the other party hereto.

         10.5. Successors and Assigns. (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of each other party.

              (b) Following the Closing, neither Buyer or Parent, on the one hand, nor Sellers on the other hand, may assign any of its rights hereunder to any third Person without the written consent of the other party, except that any party may assign its rights hereunder to an Affiliate or to a third party in connection with a merger, or the sale of all or substantially all of the capital stock or assets of such party. Any assignment hereunder (whether before or after the Closing) shall not relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this
Section 10.5 any right, remedy or claim under or by reason of this Agreement.

         10.6. Access to Records after Effective Time. For a period of three years after the Effective Time, Sellers and their representatives shall have reasonable access to all of the books and records transferred to Buyer hereunder to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operation of the Purchased Assets prior to the Effective Time. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 10.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such three-year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may select.

              For a period of three years after the Effective Time, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Purchased Assets which Sellers may retain after the Effective Time (but only to the extent relating to the Purchased Assets). Such access shall be afforded by Sellers upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 10.6. If Sellers shall desire to dispose of any of such books and records prior to the expiration of such three-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

         10.7. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         10.8. Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

         10.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         10.10. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

         10.11. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         10.12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Sellers and Buyer.

         10.13. Further Assurances. From time to time after the Effective Time, Sellers shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of Seller Contracts included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Effective Time, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly. From time to time after the Effective Time, Buyer shall execute and deliver, or cause to be executed and delivered, to Sellers such other instruments of assumption as Sellers may reasonably request or as may be otherwise necessary to more effectively evidence or effect the assumption by Buyer of the Assumed Liabilities. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Seller Contract included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof; provided, that Sellers shall hold any such Seller Contract for the use and benefit of Buyer (and at the sole expense of Buyer) and shall retain any Assumed Liability related to such Seller Contract for the account and at the sole expense of Buyer and shall take such other action as may be reasonably requested by Buyer in order to place Buyer, insofar as reasonably permitted by such Seller Contract and applicable law, in the same position as would have existed had such Seller Contract been transferred and such related Assumed Liability been assumed hereunder. As and when such Seller Contracts become transferable, such transfer, including the assumption of the related Assumed Liability, shall be deemed to occur immediately without any other action being taken by Sellers, Buyer or any other Person.

         10.14. Cooperation. Sellers shall cooperate with Buyer and its outside accountants in Buyer's audit of the Purchased Assets after the Effective Time (which audit will be with respect to the three years ended on December 31, 2004), including without limitation, by affording Buyer and its outside accountants (at Buyer's sole expense) access to such records (including financial and operating data) and personnel of Sellers and their outside accountants as may be necessary for the conduct of Buyer's audit by its outside accountants (including trial balances and similar materials, in each case to the extent, and only to the extent, they relate solely to the Purchased Assets), it being understood that Buyer shall provide Sellers reasonable advance notice of any request for access or information and Sellers shall provide such access or make available such information during normal business hours.

         10.15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

         10.16. Disclaimer of Warranties. Sellers make no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, SELLERS ARE SELLING THE PURCHASED ASSETS ON AN "AS

IS, WHERE IS" BASIS AND SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED. SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Buyer acknowledges that neither Sellers nor any of their representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Sellers or their representatives to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Sellers nor any of their representatives nor any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                       iPAYMENT, INC.


                                       By: /s/ Gregory S. Daily
                                           -----------------------------------
                                       Name: Gregory S. Daily
                                       Title: CEO


                                       iPAYMENT ACQUISITION SUB LLC


                                       By: /s/ Gregory S. Daily
                                           -----------------------------------
                                       Name: Gregory S. Daily
                                       Title: CEO


                                       FIRST DATA MERCHANT SERVICES CORPORATION


                                       By: /s/ Brian J. McCutcheon
                                           -----------------------------------
                                       Name: Brian J. McCutcheon
                                       Title: Senior Vice President


                                       UNIFIED MERCHANT SERVICES


                                       By: /s/ Brian J. McCutcheon
                                           -----------------------------------
                                       Name: Brian J. McCutcheon
                                       Title: Senior Vice President